SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Act of 1934

Date of Report (Date of earliest event reported)

March 10, 2004

Blue Ridge Real Estate Company

Big Boulder Corporation

(Exact name of registrant as specified in its charter)

                  0-28-44 (Blue Ridge)      24-0854342 (Blue Ridge)

Pennsylvania      0-28-43 (Big Boulder)     24-0822326 (Big Boulder)

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(State of other   (Commission File Number)   (IRS Employer

jurisdiction of                              Identification Number)

incorporation)

P. O. Box 707, Blakeslee, Pennsylvania 18610-0707

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(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (570) 443-8433

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Not applicable

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(Former name or former address, if changed since last report)

     Under a Security  Combination  Agreement  between  Blue  Ridge Real  Estate Company (Blue Ridge) and Big Boulder  Corporation (Big Boulder)  (referred to as the  Corporations)  and  under the by-laws of the  Corporations,  shares of the Corporations are combined in unit  certificates,  each certificate  representing the same number of shares of each of the  Corporations.  Shares of either of the Corporations may be transferred only together with an equal number of shares of the other Corporation.  For this reason, a combined Blue Ridge/Big Boulder Form 8-K is being filed.  Except as otherwise indicated, all information applies to both Corporations.

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Item 2.  Acquisition or Disposition of Assets

     On March 10, 2004, Blue Ridge Real Estate Company sold the Dreshertown Plaza to Dreshertown Plaza, L.P., a Pennsylvania limited partnership, as Assignee of Brandolini Property Management.  The buyer has no material relationship to the Registrant or any of its affiliates, any director or officer of the Companies or any associate of any such director or officer.

     The property consists of buildings, fixtures and other improvements constructed thereon, including but not limited to the approximately 99,133 square foot retail shopping center and 14.68 acres of land located in Upper Dublin Township, Montgomery County, Pennsylvania.

      The sale price, [which was determined through direct negotiations between the parties,] of the disposed asset was $14,950,000.  Net proceeds of the sale were $14,575,000.  Book value of the property was approximately $2,400,000 netting a pre-tax gain of approximately $12,173,000.  It is the intent of the Companies to seek comparable properties that can be acquired in a tax deferred like-kind exchange in accordance with Internal Revenue Code Section 1031.

     The pro forma financial information required pursuant to Article 11 of Regulation S-X will be filed within 60 days after the date on which this Form 8-K is required to be filed.

                                     Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Corporations has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Blue Ridge Real Estate Company

                                     Big Boulder Corporation

Date: March 10, 2004

                                     By: /s/ Eldon D. Dietterick

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                                         Eldon D. Dietterick

                                         Executive Vice President

                                         and Treasurer

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